Exhibit 12 (b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Laura Dell, Treasurer of State Street Master Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing for the Trust for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer) of State Street Master Funds

Date:	April 8, 2014

By:	/s/ Laura Dell
Laura Dell
Treasurer (Principal Financial and Accounting Officer) of State Street Master Funds

Date:	April 8, 2014